UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. — Other Events.

On May 13, 2014, L-3 Communications Holdings, Inc. (the “Company”) announced that it called for full redemption of all of its outstanding 3% Convertible Contingent Debt Securities (the “CODES”) due 2035 (CUSIP Numbers: 502424AE4 and 502413AW7) to be effected on June 2, 2014 (the “Redemption Date”). As of March 28, 2014, there was $689.4 million in aggregate principal amount of CODES outstanding.

The redemption price for the CODES will be $1,000 per $1,000 principal amount of the CODES, plus accrued and unpaid interest to, but excluding, the Redemption Date, payable in cash.

Holders of the CODES are entitled to convert all or a portion of their CODES (in integral multiples of $1,000) at any time prior to the close of business on the business day immediately preceding the Redemption Date. The Company expects to settle the entire conversion payment obligation with respect to converted CODES, if any, in cash.

A copy of each of the press release and notice of redemption for the CODES is attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release issued by the Company dated May 13, 2014

99.2	Notice of Redemption and Conversion Option of CODES dated May 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

	By:	/s/ Allen E. Danzig
Name: Allen E. Danzig
Dated: May 13, 2014		Title: Vice President, Assistant General Counsel and Assistant Secretary

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